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                                    AGREEMENT

         THIS AGREEMENT made and entered into at Columbus, Ohio this ____ day of __________, 1998, by and between Merchants Financial, an Ohio corporation with its principal place of business located at 5302 McKitrick Boulevard, Columbus, Ohio 43235 (herein referred to as "Merchants") and Gasel Transportation Lines, Inc., an Ohio corporation, with its principal place of business on State Route 7, Marietta, Ohio 45750 (hereinafter referred to as "Gasel").

                                    RECITALS:

                  1. Merchants has been engaged in the securities business for approximately the past 10 years and has a vast experience in the marketing and promotion of small capital company securities.

                  2. Merchants is engaged in the business of promoting small capital companies to potential investors through communications with securities broker-dealers, analysts, money managers, institutional money managers, and financial publications, preparation of press releases, consulting on shareholder relations and related items to help promote and generate interest in small capital public companies and their securities.

                  3. Gasel is a small capital company with publicly traded common shares that is desirous of having information about the company disseminated in order to help generate interest in and promote the purchase and sale of its securities by the public.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Gasel hereby engages Merchant and Merchant hereby accepts such engagement by Gasel to perform the services set forth hereinbelow.

         2. Merchants agrees to provide to and/or for Gasel the following consulting and promotional services: preparation of a research report about Gasel and updating it quarterly comparing Gasel to other publicly traded companies in a similar situation to Gasel with respect to the fundamentals of the company and the price of its common shares in the market; dissemination of the research report updates and other news releases about Gasel to broker-dealers, securities analysts, money managers, institutional money managers, financial publications, and other appropriate persons in the Central Ohio, Marietta, Ohio and other areas that may have customers who might be interested in purchasing common shares in Gasel; contacting NASD broker dealers regarding Gasel and in an attempt to generate interest in such broker-dealers having their customers buy and sell shares in Gasel; consulting with Gasel regarding financial matters and shareholder relations, including suggestions regarding shareholder communications and the preparation thereof; and generally providing such other services as may result in
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increasing the number of shareholders in Gasel and the volume in the number of shares of Gasel being traded in the securities markets, and generally doing such things as shall be necessary to accomplish such goals.

         3. In consideration for providing such services to Gasel, Gasel shall sell to Merchants a warrant at 50 cents ($0.05) per share for the right to purchase 25,000 of its common shares from Gasel at a purchase price at $5.50 per share, such warrant to be exercisable at any time within a year from the date of the issuance of the warrant. Gasel shall be responsible for the registration of the common shares of Gasel with The Securities and Exchange Commission and/or the State of Ohio in the event that Merchants shall desire to make such securities marketable to the public.

         4. The term of this agreement shall be for a period of one year (1) commencing with the execution of this agreement.

         5. Upon request, Merchants shall furnish Gasel a list of persons contacted by Merchants in Merchants promotional efforts on behalf of Gasel.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement this ____ day of ____________, 1998.


Merchants Financial                       Gasel Transportation Lines, Inc.

By______________________________          By______________________________
  Christopher A. Corna, President           Michael J. Post, President